Exhibit 99.1

MF Global Reports Third Quarter 2010 Results

Strategic Initiatives Offsetting Macro Headwinds

NEW YORK, February 4, 2010 – MF Global Holdings Ltd. (NYSE: MF), a leading intermediary offering customized solutions in global cash, derivatives and related markets, today reported financial results for the third fiscal quarter of 2010, ended December 31, 2009.

Third Quarter Highlights

•	Revenue, net of interest and transaction-based expenses (net revenue), was $251.0 million for the third quarter versus $422.0 million for the same period last year.

•

GAAP net loss applicable to common shareholders was $22.3 million or $0.18 per basic and diluted share for the third quarter compared with net income to common shareholders of $27.9 million or $0.23 per basic and diluted share for the same period last year.[1]

•	Adjusted earnings per fully diluted share was $0.01 for the third quarter versus $0.17 per fully diluted share for the same period last year. [2]

•	Client payables were $12.2 billion at December 31, 2009, compared with $11.8 billion at March 31, 2009. MF Global’s market share in November 2009 of U.S. segregated assets was 5.8 percent.

“We advanced our growth strategy during the quarter by expanding our institutional and retail product offerings and enhancing the level of service we provide our clients,” said Bernard Dan, chief executive officer of MF Global. “We experienced growth in three of our four revenue streams quarter-over-quarter, driven by solid performance in commodities, foreign exchange and retail.”

Mr. Dan continued, “MF Global’s ongoing commitment to our strategic initiatives continues to help offset the broader macro challenges of weak volume growth, narrow spreads and lower interest rates.”

[1]

GAAP net loss includes a number of unusual items, such as gains on exchange memberships, stock compensation expense related to IPO awards, impairment of goodwill, broker related loss costs, adjustments for tax rate changes, and severance charges.

[2]	Adjusted earnings per fully diluted share is a non-GAAP measure. Please see definitions of non-GAAP financial measures in this release.

Third Quarter 2010 Financial Results

Revenue, net of interest and transaction-based expenses (net revenue), was $251.0 million in the third quarter, compared with net revenue of $422.0 million for the same period last year. The decline in net revenue was primarily due to lower interest rates and narrower spreads as well as a one-time gain of $62.1 million related to a legal settlement in the same period last year.

GAAP net loss applicable to common shareholders in the third quarter was $22.3 million, or a loss of $0.18 per basic and diluted share, compared with net income of $27.9 million or $0.23 per basic and diluted share in the same period last year.

Adjusted earnings per fully diluted share was $0.01 for the third quarter versus $0.17 per fully diluted share for the same period last year.2

“MF Global continues to demonstrate considerable progress on our plan, as we optimize our capital structure, streamline our expense base and improve our scalability,” said Randy MacDonald, chief financial officer of MF Global.

“While macro conditions remain challenging, particularly in the fixed income business, shifts in government programs, such as the closing of several liquidity facility programs, could drive spreads wider in the near term,” Mr. MacDonald continued. “We remain focused on improving our institutional platform by expanding, diversifying and rationalizing key businesses and believe these decisions will ultimately benefit long-term shareholders by delivering a higher growth, higher margin business.”

Employee compensation and benefits (excluding non-recurring IPO awards) during the quarter totaled $151.6 million, or 60.4 percent of net revenue compared with $217.3 million, or 51.5 percent of net revenue in the same period last year. The increase in compensation and benefits percentage was primarily due to lower net revenues.

Non-compensation expense in the third quarter of 2010 was $96.3 million compared with $109.4 million for the same period last year. The decrease was primarily due to the continued rationalizing of the company’s cost structure, which was partially offset by the company’s domestication to Delaware and re-engineering costs associated with the effort to create a more scalable infrastructure.

[2]	Adjusted earnings per fully diluted share is a non-GAAP measure. Please see definitions of non-GAAP financial measures in this release.

Business Developments

Domicile changed to Delaware

On January 4, 2010, MF Global moved its corporate domicile from Bermuda to Delaware and changed its name to “MF Global Holdings Ltd.” The change of corporate domicile and name change did not affect MF Global’s day-to-day business and operations. The domestication was designed to increase flexibility in responding to the current and anticipated regulatory landscape as well as support MF Global’s growth strategies, including diversifying the business within financial services.

Repayment of $200 million of revolving credit facility

The company repaid $200 million of its revolving credit facility ahead of schedule with free cash. The revolving credit facility expires in June 2012.

Approved as underwriter for the Federal Home Loan Bank and Freddie Mac

MF Global was approved by the Federal Home Loan Bank (FHLB) System as an underwriter and reallowance dealer. This approval now allows MF Global Inc., a subsidiary of MF Global Holdings Ltd., to directly participate in the underwriting of the FHLB System’s debt programs, including full access to FHLB’s discount window.

Additionally, MF Global has been approved as an official underwriter of Freddie Mac’s debt programs. This approval now allows MF Global Inc. to directly participate in the underwriting of Freddie Mac’s debt programs, including Discount Note window postings, Reference Bills, and Medium- and Long-Term Fixed Rate and Callable Debt.

Realignment of U.S. equity business

MF Global announced the strategic realignment of its U.S. equity business, including the expansion of its U.S. equity derivatives, portfolio trading and electronic trading services teams. In addition, the company reached an agreement to sell its U.S. equity interdealer broker business.

Earnings Conference Call Information

MF Global will hold a conference call to discuss the third quarter 2010 results today at 7:30 a.m. EST. The call is open to the public.

Dial-in information

U.S./Canada: +1 866 312 9464

International: +1 706 679 3255

Conference ID: 48824443

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global Holdings Ltd. (NYSE: MF), is a leading intermediary offering customized solutions in global cash, derivatives and related markets. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market. MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base includes financial institutions, industrial groups, hedge funds and other asset managers as well as professional traders and private/retail clients. MF Global operates in 13 countries on more than 70 exchanges, providing access to some of the largest financial markets in the world and is the leader by volume on many of these markets. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (SEC), and any amendments thereto, for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, which is available on the Company’s website at www.mfglobal.com.

Investor Contact:
Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com
Media Contact:
Melissa Jarmel	+1 312.548.1287 mjarmel@mfglobal.com

# # #

Non-GAAP Financial Measures

In this press release, we provide certain earnings per share ratios based on a fully diluted number of shares (“fully diluted shares”). In accordance with the regulations of the U.S. Securities and Exchange Commission (SEC), earnings per share ratios based on fully diluted shares are considered to be non-GAAP financial measures because fully diluted shares represents shares outstanding, as determined on a GAAP basis, with certain adjustments that are made outside of GAAP. We use fully diluted shares for certain ratios for the reasons described further below.

We also provide information related to “adjusted earnings per fully diluted share”, which represents “adjusted earnings” (also a non-GAAP financial measure) divided by our fully diluted shares. “Adjusted earnings” excludes the following items from “Net loss/income applicable to common shareholders”: Stock compensation expense related to IPO awards; Severance expense; Exchange membership gains and losses; Impairment of goodwill; a Tax rate adjustment related to our change in corporate domicile; and Broker-related loss and associated costs. We use “adjusted earnings per fully diluted share” for the same reasons why we present fully diluted share ratios and also because our management believes that the measure provides a more useful metric of our operating performance. In particular, we exclude stock compensation expense related to IPO awards and broker-related loss and associated costs because we believe that they reflect losses or expenses arising from one-time events. We exclude Impairment of goodwill; Exchange membership gains and losses; and a Tax rate adjustment related to our change in corporate domicile because we believe that these gains and losses do not reflect our operating performance and do not help our shareholders understand our past or future financial performance, even though accounting rules require us to record these gains and losses.

“Adjusted earnings per fully diluted share” for the three months ended December 31, 2008 as reported in this press release, differs from “adjusted earnings per fully diluted share” for the three months ended December 31, 2008, as reported in our press release dated February 5, 2009. Because of a change in SEC guidance, we now exclude two items from “adjusted earnings” that we previously did not exclude: severance expense and foreign currency translation loss.

The presentation of fully diluted shares and ratios based on fully diluted shares are not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of this measure may be different from non-GAAP financial measures used by other companies.

To determine fully diluted shares, both the numerator and denominator of the EPS calculation require adjustment. For the numerator, interest and amortization of issuance costs on our Convertible Notes, net of tax and dividends on the Series A and B Preferred Stock must be added back to net loss/income applicable to common shareholders. For the denominator, weighted average shares of common stock outstanding is adjusted at December 31, 2009 and 2008 to add back shares underlying restricted stock and stock unit awards (“IPO awards”) granted in connection with our IPO which are not considered dilutive under U.S. GAAP and, therefore, not included in diluted shares of common stock outstanding. These shares are not considered dilutive because, in part, of the value of these awards in relation to the market price of our shares of outstanding common stock. In addition, shares of common stock outstanding are also adjusted at December 31, 2009 and 2008 to include the impact of our outstanding Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, on an if-converted basis. For the three months ended December 31, 2009 weighted average shares of common stock outstanding is adjusted by 4.2 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. For the three months ending December 31, 2008 common shares outstanding is adjusted for 4.6 million, 12.0 million, 14.4 million and 20.1 million, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. We believe it is meaningful to investors to present ratios based on fully diluted shares because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of our IPO awards and when our Series A Preferred Stock, Series B Preferred Stock and Convertible Notes are converted. It is also how our management internally views dilution.

MF Global Holdings Ltd.

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Revenues
Execution only commissions	81,913	80,008	240,848	306,040
Cleared commissions	275,286	278,560	797,606	1,023,415
Principal transactions	89,551	109,948	175,444	242,344
Interest income	122,043	154,424	335,067	772,502
Other	8,733	73,924	31,745	99,887

Total revenues	577,526	696,864	1,580,710	2,444,188

Interest and transaction-based expenses:
Interest expense	107,509	56,490	178,717	467,013
Execution and clearing fees	156,969	162,000	445,361	615,668
Sales commissions	62,044	56,353	182,068	191,944

Total interest and transaction-based expenses	326,522	274,843	806,146	1,274,625

Revenues, net of interest and transaction-based expenses	251,004	422,021	774,564	1,169,563

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	151,644	217,325	488,722	642,551
Employee compensation related to non-recurring IPO awards	7,086	4,713	25,099	39,694
Communications and technology	31,352	28,165	87,173	92,065
Occupancy and equipment costs	9,884	12,110	29,351	33,594
Depreciation and amortization	13,482	14,132	41,341	42,290
Professional fees	18,678	18,955	56,060	69,009
General and other	21,705	29,683	81,418	77,002
IPO-related costs	—	6,365	894	17,100
Impairment of goodwill	1,165	—	2,325	—

Total other expenses	254,996	331,448	812,383	1,013,305

Gains/(loss) on exchange seats and shares	1,680	(946)	12,924	14,171
Loss on extinguishment of debt	—	—	9,682	—
Interest on borrowings	9,903	18,665	30,415	54,868

(Loss)/income before provision for income taxes	(12,215)	70,962	(64,992)	115,561
Provision/(benefit) for income taxes	2,249	18,347	(17,154)	36,274
Equity in income/(loss) of unconsolidated companies (net of tax)	330	(13,785)	1,260	(15,417)

Net (loss)/income	(14,134)	38,830	(46,578)	63,870

Net income attributable to noncontrolling interest (net of tax)	484	100	1,525	1,338

Net (loss)/income attributable to MF Global Holdings Ltd.	$(14,618)	$38,730	$(48,103)	$62,532

Dividends declared on preferred stock	7,678	7,678	23,034	10,916
Cumulative and participating dividends	—	3,180	—	7,123

Net (loss)/income applicable to common shareholders	$(22,296)	$27,872	$(71,137)	$44,493

(Loss)/earnings per share:
Basic	$(0.18)	$0.23	$(0.58)	$0.37
Diluted	$(0.18)	$0.23	$(0.58)	$0.37
Weighted average number of common stock outstanding:
Basic	123,272,712	121,790,111	123,149,652	120,782,144
Diluted	123,272,712	121,790,111	123,149,652	120,782,144

MF Global Holdings Ltd.

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2009	March 31, 2009
Assets
Cash and cash equivalents	$754,333	$639,183
Restricted cash and segregated securities	9,612,137	9,670,494
Securities purchased under agreements to resell	19,024,673	12,902,670
Securities borrowed	8,229,595	8,624,906
Securities received as collateral	33,362	54,488
Securities owned	12,078,180	3,605,908
Receivables:
Brokers, dealers and clearing organizations	5,368,519	2,473,341
Customers	431,651	415,532
Affiliates	—	95
Other	32,904	36,884
Memberships in exchanges, at cost	6,531	6,370
Furniture, equipment and leasehold improvements, net	70,746	62,717
Intangible assets, net	131,828	151,688
Other assets	208,528	191,359

TOTAL ASSETS	55,982,987	38,835,635

Liabilities and Equity
Short-term borrowings, including current portion of long-term borrowings	151,535	148,835
Securities sold under agreements to repurchase	31,314,770	14,271,698
Securities loaned	681,226	5,951,679
Obligation to return securities borrowed	33,362	54,488
Securities sold, not yet purchased, at fair value	5,055,963	2,884,591
Payables:
Brokers, dealers and clearing organizations	4,405,061	1,077,379
Customers	12,209,253	11,766,390
Affiliates	—	1,602
Gains on exchange seats and shares	184,317	293,207
Long-term borrowings	499,030	938,007

TOTAL LIABILITIES	54,534,517	37,387,876

Preferred stock, $1.00 par value per share
Series A Convertible, cumulative	96,167	96,167
Series B Convertible, non-cumulative	128,035	128,035

Equity
Common stock, $1.00 par value per share	121,546	120,723
Treasury stock	(214)	(97)
Receivable from shareholder	(29,779)	(29,779)
Additional paid-in capital	1,362,181	1,335,449
Accumulated other comprehensive income (net of tax)	(5,192)	(24,015)
Accumulated deficit	(239,600)	(191,497)
Noncontrolling interest	15,326	12,773

TOTAL EQUITY	1,224,268	1,223,557

TOTAL LIABILITIES AND EQUITY	$55,982,987	$38,835,635

Supplementary Data

The table below calculates total principal transactions revenue for the periods presented:

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
	(dollars in millions)		(dollars in millions)

Principal transactions	$89.6	$109.9	$175.4	$242.3
Net interest generated from principal transactions and related financing transactions	(28.4)	51.4	50.3	112.8

Total principal transactions revenue	$61.2	$161.3	$225.7	$355.1

The table below provides an analysis of the components of net interest income for the periods presented:

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
	(dollars in millions)		(dollars in millions)

Net interest generated from client payables and excess cash	$42.9	$46.5	$106.1	$192.6
Net interest generated from principal transactions and related financing transactions	(28.4)	51.4	50.3	112.8

Total net interest income	$14.5	$97.9	$156.4	$305.4

The table below calculates net revenues from client payables and excess cash for the periods presented:

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
	(dollars in millions)		(dollars in millions)

Net interest generated from client payables and excess cash	$42.9	$46.5	$106.1	$192.6
Principal transactions revenues from investment of client payables	1.3	31.1	4.2	32.3

Total net revenues from client payables and excess cash	$44.2	$77.6	$110.3	$224.9

The table below presents volumes for the periods presented:

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
	(contracts in millions)		(contracts in millions)

Execution-only volumes	108.9	125.1	353.4	423.7
Cleared volumes	316.1	277.4	897.1	1,022.8

Total exchange-traded futures and options volumes	425.0	402.5	1,250.5	1,446.5

Supplementary Data (continued)

GAAP net loss for the three months ended December 31, 2009 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			123.3	173.5

GAAP	$(12.2)	$(22.3)	(0.18)	—
Stock compensation expense related to IPO awards	7.1	7.1		0.04
Severance expense	1.3	0.8		0.01
Tax rate adjustment related to the change in domicile	—	1.9		0.01
Other adjustments (1)	(0.2)	(0.3)		—
Anti-dilutive impact of fully diluted number of shares	—	14.2		0.13

Adjusted	$(4.0)	$1.4		0.01

(1)	Other adjustments includes exchange membership gains, impairment of goodwill and broker related loss costs.
(2)	Calculated using after-tax amounts and 123.3 million shares outstanding
(3)	Calculated using after-tax amounts and fully diluted shares of 173.5 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

GAAP net income for the three months ended December 31, 2008 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			121.8	172.9

GAAP	$71.0	$27.9	0.23	—
Litigation settlement reimbursement	(54.6)	(43.4)		(0.25)
Severance expense	11.7	9.5		0.06
IPO related costs	6.4	6.4		0.04
Stock compensation expense related to IPO awards	4.7	4.3		0.02
Other adjustments (1)	(1.6)	(1.3)		(0.01)
Tax adjustments	—	(4.1)		(0.02)
USFE impairment loss	—	13.6		0.08
Anti-dilutive impact of fully diluted number of shares	—	17.4		0.02

Adjusted	$37.6	$30.3		0.17

(1)	Other adjustments includes exchange membership losses, Refco integration costs, foreign currency translation losses, broker related loss costs and tax adjustments.
(2)	Calculated using after-tax amounts and 121.8 million shares outstanding
(3)	Calculated using after-tax amounts and fully diluted shares of 172.9 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.